INDEX TO FINANCIAL STATEMENTS
TRUMP MEDIA & TECHNOLOGY GROUP CORP.

CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2023 and December 31, 2022 and for the twelve months ending December 31, 2023 and December 31, 2022

Report of Independent Registered Public Accounting Firm
To the shareholders and the board of directors of Trump Media & Technology Group Corp.

Report of Independent Registered Public Accounting Firm
Shareholders and Board of Directors
Trump Media & Technology Group Corp.
Sarasota, FL
Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated balance sheets of Trump Media & Technology Group Corp. (the “Company”) as of December 31, 2023 and 2022, the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2023 and 2022, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Semple, Marchal & Cooper, LLP
Certified Public Accountants
We have served as the Company's auditor since 2024.
Phoenix, Arizona
June 10, 2024
TEL 602-241-1500 • FAX 602-234-1867 • WWW.SEMPLECPA.COM

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

Consolidated Balance Sheets
As of December 31, 2023 and December 31, 2022
(in thousands, except share data)	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$2,572.7	$9,808.4
Prepaid expenses and other current assets	327.5	326.0
Accounts receivable	81.0	507.8
Total current assets	2,981.2	10,642.2
Property and equipment, net	29.2	87.4
Right-of-Use Assets, net	353.2	507.1
Total assets	3,363.6	11,236.7

Liabilities and Stockholders’ deficit
Current liabilities:
Accounts payable and accrued expenses	1,600.7	268.7
Convertible promissory notes	41,818.8	4,123.9
Derivative liability	17,282.5	14,905.3
Unearned Revenue	4,413.1	—
Current portion of Operating lease liability	160.3	149.4
Total current liabilities	65,275.4	19,447.3

Long-Term Operating lease liability	201.6	362.1
Convertible promissory notes	3,528.2	—
Derivative Liability	1,120.3	—
Total liabilities	70,125.5	19,809.4
Commitments and contingencies (Note 10)
Stockholders’ equity:
Common Stock $ 0.000001 par value – 120,000,000 shares authorized, 100,000,000 shares issued and outstanding at December 31, 2023 and 2022	0.1	0.1
Accumulated Deficit	(66,762.0)	(8,572.8)
Total stockholders’ deficit	(66,761.9)	(8,572.7)
Total liabilities and Stockholders’ deficit	$3,363.6	$11,236.7
The Notes to the Consolidated Financial Statements are an integral part of these statements.

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

Consolidated Statements of Operations
For the twelve month periods ended December 31, 2023 and December 31, 2022
	Twelve Month Period Ended
(in thousands)	December 31, 2023	December 31, 2022
Revenue	$4,131.1	$1,470.5
Cost of revenue	164.9	54.5
Gross profit	3,966.2	1,416.0
Research and development	9,715.7	13,633.1
Sales and marketing	1,279.6	625.9
General and administration	8,878.7	10,345.6
Depreciation	59.6	58.7
Loss from operations	(15,967.4)	(23,247.3)
Interest expense	(39,429.1)	(2,038.7)
Change in fair value of derivative liabilities	(2,791.6)	75,809.9
Income/(loss) from operations before income taxes	(58,188.1)	50,523.9
Income tax expense	1.1	0.2
Net income/(loss)	$(58,189.2)	$50,523.7
The Notes to the Consolidated Financial Statements are an integral part of these statements.

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

Consolidated Statements of Stockholders’ Deficit
For the twelve month periods ended December 31, 2023 and December 31, 2022

Twelve month period ended December 31, 2023
(in thousands)	Paid in Capital	Accumulated Deficit	Total Stockholders’ Deficit
Balance at December 31, 2022	$0.1	$(8,572.8)	$(8,572.7)
Net loss	—	(58,189.2)	(58,189.2)
Balance at December 31, 2023	$0.1	$(66,762.0)	$(66,761.9)
Twelve month period ended December 31, 2022
(in thousands)	Paid in Capital	Accumulated Deficit	Total Stockholders’ Deficit
Balance at December 31, 2021	$0.1	$(59,096.5)	$(59,096.4)
Net income	—	50,523.7	50,523.7
Balance at December 31, 2022	$0.1	$(8,572.8)	$(8,572.7)
The Notes to the Consolidated Financial Statements are an integral part of these statements.

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

Consolidated Statements of Cash Flows
For the twelve month periods ended December 31, 2023 and December 31, 2022
	Twelve Month Period Ended
(in thousands)	December 31, 2023	December 31, 2022
Cash flows from operating activities
Net income/(loss)	$(58,189.2)	$50,523.7
Adjustments to reconcile net income / (loss) to net cash used in operating activities:
Non-cash interest expense on debt	39,429.1	2,038.7
Change in fair value of derivative liability	2,791.6	(75,809.9)
Depreciation	60.4	59.1
Non-cash charge for operating lease	153.8	86.8
Prepaid expenses and other current assets	(1.6)	105.2
Related party receivable/payable	—	(72.1)
Accounts receivable	426.9	(507.8)
Unearned revenue	4,413.1	—
Operating lease liability	(149.6)	(82.5)
Accounts payable	1,332.0	(542.7)
Net cash used in operating activities	(9,733.5)	(24,201.5)

Cash flows used in investing activities
Purchases of property and equipment	(2.2)	(84.5)
Net cash used in investing activities	(2.2)	(84.5)

Cash flows provided by financing activities
Proceeds from convertible promissory notes	3,500.0	15,360.0
Settlement of convertible promissory notes	(1,000.0)	—
Net cash provided by financing activities	2,500.0	15,360.0

Net change in cash	(7,235.7)	(8,926.0)
Cash and cash equivalents, beginning of period	9,808.4	18,734.4
Cash and cash equivalents, end of period	$2,572.7	$9,808.4

Supplemental disclosure of cash flow information
Cash paid for interest	—	—
Cash paid for taxes	—	—

Non cash investing and financing activities
Right of use assets obtained in exchange for operating lease liability	$—	$593.9
The Notes to the Consolidated Financial Statements are an integral part of these statements.

TRUMP MEDIA & TECHNOLOGY GROUP CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except share and per share data)
NOTE 1 - DESCRIPTION OF BUSINESS
The accompanying consolidated financial statements include the historical accounts of Trump Media & Technology Group Corp. (“TMTG”), which changed its name from Trump Media Group Corp. in October 2021. The mission of TMTG is to end Big Tech's assault on free speech by opening up the Internet and giving people their voices back. TMTG operates Truth Social, a social media platform established as a safe harbor for free expression amid increasingly harsh censorship by Big Tech corporations.
NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES
Basis of Presentation
The accompanying consolidated financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).
Reclassifications
Reclassifications of certain prior period amounts have been made to conform to the current period presentation.
Liquidity and going concern
TMTG commenced operations on February 8, 2021, and began the initial launch of its social media platform in the first quarter of 2022. The business used cash from operations of $37,732.0 from February 8, 2021 (inception) through December 31, 2023 funded by $40,460.0 of proceeds from the issuance of convertible promissory notes (net of repayments). In October of 2021, TMTG entered into a definitive merger agreement with DWAC, a special purpose acquisition corporation and a Delaware corporation. The companies consummated the merger on March 25, 2024. The March 25, 2024 Closing triggered the automatic conversion of the “Pre-Merger Notes” to common stock immediately prior to such closing, thus eliminating the liability. Concurrently, TMTG received $273,017.5 of net cash proceeds from the Business Combination, comprised of $233,017.5 of cash and $40,000.0 of restricted cash. The Company believes it has sufficient working capital to fund operations for at least the next twelve months from the date of issuance of these consolidated financial statements.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates and assumptions reflected in the consolidated financial statements relate to and include, but are not limited to, the valuation of convertible promissory notes and derivative liabilities.
Principles of Consolidation
The consolidated financial statements include the financial statements of the Company and its wholly owned subsidiaries and have been prepared in accordance with U.S. GAAP. All intercompany transactions have been eliminated. In October 2021, the Company acquired 100% of the ownership in T Media Tech LLC for a nominal value. The results of T Media Tech LLC since October 13, 2021 are included in the Company’s Consolidated Statement of Operations.
Cash and cash equivalents
Cash and cash equivalents represents bank accounts and demand deposits held at financial institutions. Cash is held at major financial institutions and are subject to credit risk to the extent those balances exceed applicable Federal Deposit Insurance Corporation (FDIC) limitations. No losses have been incurred for those balances exceeding the limitations.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS(Continue)
Prepaid expenses and other current assets
These assets consist of prepaid rent, insurance and prepaid data costs.
Property and Equipment, net
Property and equipment are recorded at cost less accumulated depreciation. Depreciation is calculated on the straight-line basis over the estimated useful lives of the assets. Useful lives for property and equipment are as follows:

Asset Type	Range
Furniture and office equipment	2 - 5 years
Computer equipment	3 years
Expenditures which substantially increase the value or extend the useful lives are capitalized. Expenditures for maintenance and repairs are charged to operations as incurred. Gains and losses are recorded on the disposition or retirement of property and equipment based on the net book value and any proceeds received.
Long-lived fixed assets held and used are reviewed for impairment when events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. Circumstances such as the discontinuation of a line of service, a sudden or consistent decline in the sales forecast for a product, changes in technology or in the way an asset is being used, a history of operating or cash flow losses or an adverse change in legal factors or in TMTG climate, among others, may trigger an impairment review. If such indicators are present, TMTG performs an undiscounted cash flow analyses to determine if impairment exists. The asset value would be deemed impaired if the undiscounted cash flows generated did not exceed the carrying value of the asset. If impairment is determined to exist, any related impairment loss is calculated based on fair value. There were no material triggering events identified that necessitated an impairment test over property and equipment. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. See Note 3 – Property and equipment for further detail.
Software Development Cost
We expense software development costs, including costs to develop software products or the software component products to be sold, leased, or marketed to external users, before technological feasibility is reached. Technological feasibility typically is reached shortly before the release of such products. As a result, development costs that meet the criteria for capitalization were not material for the periods presented.
Software development costs also includes costs to develop software to be used solely to meet internal needs and cloud-based applications used to deliver our services. We capitalize development costs related to these software applications once the preliminary project stage is complete and it is probable that the project will be completed and the software will be used to perform the function intended. Costs capitalized for developing such software applications were not material for the periods presented.
Revenue Recognition
The Company records revenue in accordance with ASC 606. The Company determines the amount of revenue to be recognized through application of the following steps- Identification of the contract, or contracts with a customer; - Identification of the performance obligations in the contract; - Determination of the transaction price; - Allocation of the transaction price to the performance obligations in the contract; and - Recognition of revenue when or as the Company satisfies the performance obligations.
The Company entered into advertising contractual arrangements with advertising manager service companies. The advertising manager service companies provide advertising services through their Ad Manager Service Platform on the Truth Social website to customers. The Company determines the number of Ad Units available on its Truth Social website. The advertising manager service companies have sole discretion over the terms of the auction and all payments and actions associated therewith. Prices for the Ad Units are set by an auction operated and managed by these companies. The Company has the right to block specific advertisers at its sole reasonable discretion, consistent with applicable laws, rules, regulations, statutes, and ordinances. Revenue is

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS(Continue)
recognized in the period in which the performance obligations are satisfied, which is typically when advertisements are imprinted on our Truth Social website The Company is an agent in these arrangements, and recognizes revenue for its share of the transaction price in exchange for arranging for the specified advertising to be provided by the advertising manager service companies on a net basis. The advertising revenues are recognized in the period when the advertising services are provided.
Revenue is recognized net of applicable transactional-based taxes collected from customers.
One customer accounted for 88.5% and 77.0% of revenue for the year ended December 31, 2023 and 2022, respectively.
Unearned revenue
Unearned revenue primarily consists of billings or payments received from customers in advance of revenue recognized for the services provided to our customers and is recognized as services are performed. We generally invoice customers in advance or in milestone-based installments.
The increase in the unearned revenue balance is primarily driven by payments received in advance of satisfying our performance obligation, offset by $386.9 of revenue recognized in 2023. None of the revenue recognized in 2023 was included in the unearned revenue balances as of December 31, 2022. Unearned revenue of $4,413.1 represents our aggregate remaining performance obligations that will be recognized as revenue over the period in which the performance obligations are expected to be satisfied as of December 31, 2023. All remaining performance obligations are expected to be recognized during the succeeding 12-month period and is therefore presented as current. One customer accounted for 100.0% and 0.0% of unearned revenue for the years ended December 31, 2023 and December 31, 2022, respectively. The accounts receivable balance of this customer represented 0.0% and 45.0% of the accounts receivable balances for December 31, 2023 and December 31, 2022, respectively.
Cost of revenue
Cost of revenue primarily encompasses expenses associated with generating advertising revenue. These costs are determined by allocating staff direct and indirect costs proportionately, including depreciation, based on the time spent managing the agency relationships with external vendors. These costs are confined to activities related to coordinating with these third-party vendors as the third-party vendors are responsible to control and facilitate the delivery of advertising services.
Research and development
Research and development expenses consist primarily of personnel-related costs, including salaries, benefits and stock-based compensation, for our engineers and other employees engaged in the research and development of our products and services. In addition, research and development expenses include, allocated facilities costs, and other supporting overhead costs.
Marketing and sales
Sales and marketing expenses consist primarily of personnel-related costs, including salaries, commissions, benefits and stock-based compensation for our employees engaged in sales, sales support, business development and media, marketing, and customer service functions. In addition, marketing and sales-related expenses also include advertising costs, market research, trade shows, branding, marketing, public relations costs, allocated facilities costs, and other supporting overhead costs. We expense marketing and sales costs in the period in which they are incurred. For the years ended December 31, 2023 and 2022, marketing and sales expenses totaled $1,279.6 and $625.9, respectively.
Selling, general and administrative expenses
General and administrative expenses consist primarily of personnel-related costs, including salaries, benefits, and stock-based compensation for our executive, finance, legal, information technology, corporate communications, human resources, and other administrative employees. In addition, general and administrative expenses include fees and costs for professional services (including third-party consulting, legal, and accounting services), facilities costs, and other supporting overhead costs that are not allocated to other departments.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS(Continue)
Income taxes
Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards.
Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income/loss in the period that includes the enactment date.
The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Income tax amounts are therefore recognized for all situations where the likelihood of realization is greater than 50%. Changes in recognition or measurement are reflected in income tax expense in the period in which the change in judgment occurs. Accrued interest expense and penalties related to uncertain tax positions are recorded in Income Tax Expense. See Note 5 - Income Taxes.
Debt Issuance Costs
We capitalize issuance costs, underwriting fees and related expenses incurred in connection with the issuance of debt instruments and amortize such costs using the effective interest method over the terms of the respective instruments. Debt issuance costs are reflected as a direct reduction of the carrying amount of the related debt liability.
Derivatives
The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. Derivative instruments are initially recorded at fair value on the grant date and re-valued at each reporting date, with changes in the fair value reported in the statements of operations. Derivative assets and liabilities are classified in the balance sheets as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.
Commitments and contingencies
Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties and other sources and are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. The Company has no liabilities for loss contingencies as of December 31, 2023 and 2022.
Recently issued accounting standards
In February 2016, the FASB issued Accounting Standards Update No. 2016-02, “Leases (Topic 842)” (“ASU 2016-02”), which requires lessees to record most leases on their balance sheets but recognize the expenses on their statements of operations in a manner similar to current accounting rules. ASU 2016-02 states that a lessee would recognize a lease liability for the obligation to make lease payments and a right-to-use asset for the right to use the underlying asset for the lease term. The new standard was effective for interim and annual periods beginning after December 15, 2021 (i.e. calendar periods beginning on January 1, 2022) on a modified retrospective basis. All of the Company’s leases are operating leases. See Note 4, “Leases.” All leases other than those disclosed as Right-to-Use leases are short term in nature with a term less than 12 months.
In December 2023, the FASB issued Accounting Standards Update, or ASU, 2023-09 “Income Taxes (Topic 740): Improvements to Income Tax Disclosures,” or ASU 2023-09. ASU 2023-09 requires additional disaggregated disclosures on an entity’s effective tax rate reconciliation and additional details on income taxes paid. ASU 2023-09 is effective on a prospective basis, with the option for retrospective application, for annual periods beginning after December 15, 2024 and early adoption is permitted. We do not expect the adoption of ASU 2023-09 to have a material impact on our consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS(Continue)
In November 2023, the FASB issued ASU 2023-07 “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures,” or ASU 2023-07. ASU 2023-07 enhances the disclosures required for reportable segments on an annual and interim basis. ASU 2023-07 is effective on a retrospective basis for annual periods beginning after December 15, 2023, for interim periods within fiscal years beginning after December 15, 2024, and early adoption is permitted. We do not expect the adoption of ASU 2023-07 to have a material impact on our consolidated financial statements.
In August 2020, the FASB issued ASU 2020-06, “Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40)—Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity”. ASU 2020-06 reduces the number of accounting models for convertible debt instruments and convertible preferred stock. For convertible instruments with conversion features that are not required to be accounted for as derivatives under Topic 815, Derivatives and Hedging, or that do not result in substantial premiums accounted for as paid-in capital, the embedded conversion features no longer are separated from the host contract. ASU 2020-06 also removes certain conditions that should be considered in the derivatives scope exception evaluation under Subtopic 815-40, Derivatives and Hedging—Contracts in Entity’s Own Equity, and clarify the scope and certain requirements under Subtopic 815-40. In addition, ASU 2020-06 improves the guidance related to the disclosures and earnings-per-share (EPS) for convertible instruments and contracts in an entity’s own equity. ASU 2020-06 is effective for public smaller reporting companies for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. The Board specified that an entity should adopt the guidance as of the beginning of its annual fiscal year. The Company has adopted ASU 2020-06 effective as of January 1, 2024. The adoption of ASU 2020-06 did not have a material effect on the Company’s consolidated financial statements.
NOTE 3 - PROPERTY AND EQUIPMENT
Property and equipment consist of the following:
(in thousands)	December 31, 2023	December 31, 2022
Property and equipment
Furniture and equipment	$34.5	$34.5
Computer equipment	120.8	118.6
Accumulated depreciation	(126.1)	(65.7)
Property and equipment, net	$29.2	$87.4
NOTE 4 - LEASES
During the years ended December 31, 2023 and 2022, we recognized offsetting ROU assets and lease liabilities of zero and $593.9 respectively. We elected not to recognize ROU assets and operating lease liabilities arising from short-term office and server leases, i.e., leases with initial terms of twelve months or less (deemed immaterial) on the consolidated balance sheets.
When measuring lease liabilities that were classified as operating leases, we discounted lease payments using our estimated incremental borrowing rate at the recognition date during the years ended December 31, 2023 and 2022. The incremental borrowing rate applied to our sole operating lease was 7.01%. As of December 31, 2023, our lease had a remaining useful life of 2.17 years.
Operating leases are included in the consolidated Balance Sheets as follows:

(in thousands)	Classification	December 31, 2023	December 31, 2022
Lease assets
Operating lease cost ROU assets, net	Assets	$353.2	$507.1
Total lease assets		$353.2	$507.1
Lease liabilities
Operating lease liabilities, current	Current liabilities	$160.3	$149.4
Operating lease liabilities, non-current	Liabilities	201.6	362.1
Total lease liabilities		$361.9	$511.5

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS(Continue)
The components of lease costs, which are included in income/(loss) from operations in our consolidated Statement of Operations were as follows:

	Twelve Month Period Ended
(in thousands)	December 31, 2023	December 31, 2022
Lease costs
Operating lease costs	179.5	104.7
Total lease costs	$179.5	$104.7
Lease commitments

(in thousands)	December 31, 2023
2024	$180.4
2025	185.8
2026	31.3
Total future minimum lease payments	397.5
Amount representing interest	35.6
Present value of net future minimum lease payments	$361.9
NOTE 5 - INCOME TAXES
The following reconciles the total income tax benefit, based on the U.S. Federal statutory income tax rate of 21% for the twelve month periods ended December 31, 2023 and December 31, 2022, with TMTG’s recognized income tax expense:

	Twelve Month Period Ended
(in thousands)	December 31, 2023	December 31, 2022
U.S. Statutory federal income tax expense/(benefit)	$(12,219.7)	$10,610.0
Permanent items
State income taxes, net of federal effect	1.1	2,633.1
Non-deductible expenses	334.6	3.0
Change in valuation allowance	11,885.1	(13,245.9)
Income tax expense	$1.1	$0.2
The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities as of December 31, 2023 and 2022 are as follows:

(in thousands)	December 31, 2023	December 31, 2022
Deferred tax assets
Software and other claimed assets	$360.6	$1,810.5
Net operating loss (NOL)	9,474.7	4,478.1
Convertible promissory notes and derivative liability	3,853.2	—
Total deferred tax assets	13,688.5	6,288.6
Deferred tax liabilities
Property and equipment	(6.2)	(18.2)
Convertible promissory notes and derivative liability	—	(4,473.2)
Total deferred tax liabilities	(6.2)	(4,491.4)
Net deferred tax assets	13,682.3	1,797.2
Valuation allowance	(13,682.3)	(1,797.2)
Net deferred tax, net of valuation allowance	$—	$—

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS(Continue)
As of December 31, 2023, TMTG had US Federal and state net operating loss carryforwards (“NOLs”) with a tax benefit of $9,474.7 (December 31, 2022: $4,478.1).
NOTE 6 – OTHER INCOME – RELATED PARTY, RELATED PARTY RECEIVABLE AND PAYABLE
There was no other income – related party for the period. The other income – related party in 2021 amounted to $2,123.3 related to a licensing agreement with one of the Stockholders. At the end of fourth quarter 2021, $23.3 was still outstanding. TMTG was assigned net revenue from a series of public appearances by President Trump in accordance with a licensing arrangement. The income was valued on a dollar-for-dollar basis with the underlying sales. TMTG did not incur any costs in connection with such assigned sales.
In terms of the agreement, these sales were made in the fourth quarter of 2021 and final payment was made to TMTG, in accordance with the license agreement, in February of 2022. Related party payable is operational funding of $95.5 received from two of the Stockholders during the first quarter of 2021, which was repaid in May of 2022. The operational funding carried no specific repayment terms or interest charges.
Effective June 13, 2022, the Company entered into a Consulting Services Agreement with Trishul, LLC (“Trishul”). Pursuant to such agreement and subsequent performance by the parties thereto, Trishul provided consulting services to the Company until the consulting relationship was terminated by the Company on March 25, 2024. During the years ended December 31, 2023 and 2022, the Company paid $131.7 and $50.0, respectively, to Trishul. As of December 31, 2023 and 2022, the Company had an outstanding payable balance of zero and $20.0, respectively, to Trishul. Trishul is owned by Kashyap “Kash” Patel, a director of the Company from March 11, 2022 to March 26, 2024.
In August 2021, the Company entered into a Consulting Serivces Agreement with Hudson Digital, LLC (“Hudson Digital”). Pursuant to the agreement, which as amended expires in December 31, 2024, Hudson Digital provides consulting services to the Company. During the years ended December 31, 2023 and 2022, the Company paid $240.0 and $240.0, respectively, to Hudson Digital. As of December 31, 2023 and 2022, the Company an had outstanding payable balance of zero to Hudson Digital. Hudson Digital is owned by Daniel Scavino, who served as a director of the Company from February 16, 2023, until March 25, 2024.
NOTE 7 – CONVERTIBLE PROMISSORY NOTES
Notes 1 to 7 were Convertible Promissory Notes issued from May 2021 through October 2021 with a cumulative face value of $5,340.0, maturity of 24 months from each respective issuance date and interest was accrued at 5% based on the simple interest method (365 days year) for each note. Each of Notes 1-7 contemplated multiple plausible outcomes that include conversion upon a Qualified SPAC Business Combination (“SPAC”) and at least one of the following conversion triggers: Qualified Initial Public Offering (“IPO”), private equity transaction and/or change of control. All outstanding principal of these Notes, together with all accrued but unpaid interest on such principal, will convert to equity. The number of shares of Company stock to be issued to the Lender upon conversion of the Notes in the event of a completed SPAC transaction would be the number of shares of the Company Stock (rounded to the nearest whole share) equal to the quotient of: (a) the principal plus accrued interest on the Notes then outstanding, divided by $4.00. In other, non-SPAC conversion scenarios, the number of shares of Company stock to be issued to the Lender upon conversion of the Notes was variable based on the application of an automatic discounted share-settlement feature. For Notes 1 and 2, the number of shares of Company stock to be issued to the Lender upon a non-SPAC conversion event would be the number of shares of Company stock (rounded to the nearest whole share) equal to the quotient of: (a) the principal plus accrued interest on the Notes then outstanding (b) divided by 40% of the initial public offering price per share of a qualified initial public offering. For Notes 3-7, the number of shares of Company stock to be issued to the Lender upon a non-SPAC conversion event would be the number of shares of Company stock (rounded to the nearest whole share) equal to the quotient of: (a) the principal plus accrued interest on the Notes then outstanding (b) divided by 40% of (i) the initial public offering price per share of a qualified initial public offering, (ii) the price per share as determined by the valuation of the Company in connection with a qualified private equity raise, or (iii) in the case of a change of control, the price per share determined in accordance with the Company’s then current fair value determined by an independent valuation firm.
Notes 8 to 12 were Convertible Promissory Notes issued from November 2021 through December 2021 with a cumulative face value of $17,500.0, maturity of between 18 months and 36 months and interest was accrued at a range

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS(Continue)
between 5% and 10% based on the simple interest method (365 days year) for each note. Notes 8 to 12 were convertible simultaneously with the completion of a SPAC merger agreement or IPO. All outstanding principal of these Notes, together with all accrued but unpaid interest on such principal, would convert to equity. The number of shares of Company stock to be issued to the Lender upon conversion of the Notes would be the number of shares of the Company Stock (rounded to the nearest whole share) equal to the quotient of: (a) the principal plus accrued interest on the Notes then outstanding (b) divided by either $25, $21 or $20 subject to the respective conditions of the individual Notes; provided, however, in the event that the stock price quoted for the Company on NASDAQ or The New York Stock Exchange (as applicable) at the time of the closing of the Qualified SPAC Business Combination (the “TMTG Stock Price”) is less than either $50 per share, $42 per share, $40 per share subject to the respective conditions of the individual Notes, then the Conversion Price would be reset to 50% of the then current TMTG Stock Price subject to a floor of $10 per share.
Notes 13 to 18 were Convertible Promissory Notes issued from January 2022 through March 2022. Note 19 was issued on August 23, 2023. Notes 13 to 19 were Convertible Promissory Notes issued with a cumulative face value of $18,360.0, maturity of 18 months and interest will be accrued at a range between 5% and 10% based on the simple interest method (365 days year) for each note. Notes 13 to 19 were convertible simultaneously with the completion of a Qualified SPAC Business Combination (“SPAC”) merger agreement or Qualified Initial Public Offering (“IPO”). All outstanding principal of these Notes, together with all accrued but unpaid interest on such principal, would convert to equity. The number of shares of Company stock to be issued to the Lender upon conversion of the Notes would be the number of shares of the Company Stock (rounded to the nearest whole share) equal to the quotient of: (a) the principal plus accrued interest on the Notes then outstanding (b) divided by either $25 or $21 subject to the respective conditions of the individual notes.
Note 20 is a Convertible Promissory Note issued from November 2023 through May 24, 2025 with a cumulative face value of $500.0, maturity of 18 months and interest will be accrued at 10% based on the simple interest method (365 days year) for each note. Note 20 is convertible with the completion of a Qualified SPAC Business Combination (“SPAC”) merger agreement or Qualified Initial Public Offering (“IPO”). The outstanding principal of the Note, accrued but unpaid interest on such principal, shall convert to equity. The number of shares of Company stock to be issued to the Lender upon conversion of the Note shall be the number of shares of the Company Stock (rounded to the nearest whole share) equal to the quotient of: (a) the principal plus accrued interest on the Note then outstanding (b) divided by either $25 or $21 subject to the respective conditions of the individual Notes; provided, however, in the event that the stock price quoted for the Company on NASDAQ or The New York Stock Exchange (as applicable) at the time of the closing of the Qualified SPAC Business Combination (the “TMTG Stock Price”) is less than either $50 per share or $42 per share subject to the respective conditions of the individual Notes, then the Conversion Price shall be reset to 50% of the then current TMTG Stock Price subject to a floor of $10 per share.
As of December 31, 2023 and 2022, none of the of the Notes outstanding were called.

(in thousands)	December 31, 2023	December 31, 2022
Convertible Promissory Notes
Notes 1 to 7	$5,340.0	$5,340.0
Notes 8 to 12	17,500.0	17,500.0
Notes 13 to 20	17,860.0	15,360.0
	40,700.0	38,200.0
Debt Issuance costs	(240.0)	(240.0)
Nominal value of Convertible Promissory Notes	40,460.0	37,960.0
Derivative liability Component	(37,234.8)	(36,528.7)
Liability component at date of issue	3,225.2	1,431.3
Interest charged	42,121.8	2,692.6
Interest paid	—	—
Total Liability component	$45,347.0	$4,123.9
Less: Short-term liability component	(41,818.8)	(4,123.9)
Long-term liability component at December 31, 2023 and December 31, 2022	$3,528.2	$—

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS(Continue)
(in thousands)	December 31, 2023	December 31, 2022
Embedded feature Component
Derivative liability Component	$37,234.8	$36,528.7
Change in fair value of Embedded derivative	(18,832.0)	(21,623.4)
Total Derivative Liability Component	18,402.8	14,905.3
Less: Short-term Derivative Liability Component	(17,282.5)	(14,905.3)
Long-term derivative liability component at December 31, 2023 and December 31, 2022	$1,120.3	$—
The interest charged for the period is calculated by applying the effective interest rate range of between 16.3% to 100%+ to the liability component for the period since the respective notes were issued.
NOTE 8 - FAIR VALUE MEASUREMENT
The Company uses a three-tier fair value hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value:
Level 1. Quoted prices (unadjusted) in active markets for identical assets or liabilities.
Level 2. Significant other inputs that are directly or indirectly observable in the marketplace.
Level 3. Significant unobservable inputs which are supported by little or no market activity.
The derivative liability is classified as Level 3 due to significant unobservable inputs.

	As of December 31, 2023
(in thousands)	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Current Liabilites
Derivative liability			17,282.5
Liabilities
Derivative liability			1,120.3

	As of December 31, 2022
(in thousands)	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Liabilities
Derivative liability			14,905.3
The derivative liability is remeasured to its fair value each reporting period period and upon settlement with changes in its fair value recorded in the consolidated statement of operations. The change in fair value of the derivative liability was as follows:

Estimated fair value at December 31, 2021	$75,355.2
Change in estimated fair value	(75,809.9)
Additions from new convertible notes	15,360.0
Estimated fair value at December 31, 2022	14,905.3
Change in estimated fair value	2,791.6
Additions from new convertible notes	705.9
Estimated fair value at December 31, 2023	$18,402.8

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS(Continue)
The estimated fair value of the conversion feature of the derivative liability, a level 3 measurement was estimated using traditional valuation methods including Black-Scholes option pricing models and Monte Carlo simulations. A Black-Scholes model for Notes 1 though 8, 10, 13 and 20 and a Monte Carlo simiulation model for all other outstanding Notes as of December 31, 2023, and a Black-Scholes model for Notes 1 through 7 and a Monte Carlo simulation model for Notes 8 through 18 as of December 31, 2022. The application of the Black-Scholes model and Monte Carlo simulation requires the use of a number of inputs and significant assumptions including volatility. The following reflects the inputs and assumptions used:

	December 31, 2023	December 31, 2022
Stock price	$17.50	$15.00
Strike price	$4.00 - 10.00 and Variable	$4.00 - $10.00 and Variable
Volatility	69.70% - 82.00%	79.50% - 83.90%
Risk-free rate	5.40% - 5.55%	1.06% - 4.76%
Probability of SPAC Merger	39%	48%
Term of SPAC Merger	3 months	6 months
NOTE 9– STOCKHOLDERS’ EQUITY
At inception, the total number of shares of all classes of capital stock that the Company was authorized to issue was 11,000 shares of Common Stock, each having a par value of $0.000001, of which 10,000 shares were issued and outstanding, and an additional 1,000 shares were authorized for issuance in connection with the Company’s Equity Incentive Plan.
In October 2021, the total number of shares of Common Stock authorized was increased to 110,000,000, each having a par value of $0.000001. Each share of the Company’s Common Stock, automatically and without any action on the part of the Company or any respective holders thereof, was reclassified into ten thousand (10,000) shares of the Company’s Common Stock, $0.000001 par value per share, resulting in 110,000,000 shares authorized, of which 100,000,000 shares were issued and outstanding, and an additional 7,500,000 shares were authorized for issuance in connection with the Company’s Equity Incentive Plan.
In January 2022, the total number of shares of the Company’s Common Stock authorized was increased to 120,000,000, each having a par value of $0.000001, of which 100,000,000 shares were issued and outstanding, and an additional 7,500,000 shares were authorized for issuance in connection with the Company’s Equity Incentive Plan. No activity pursuant to the Equity Incentive Plan occurred for the years ended December 31, 2023 and 2022.
NOTE 10 - COMMITMENTS AND CONTINGENCIES
From time-to-time, we are a party to litigation and subject to claims, suits, regulatory and government investigations, other proceedings and consent decrees in the ordinary course of business, and other unasserted claims. We investigate claims as they arise and accrue estimates for resolution of legal and other contingencies when losses are probable and reasonably estimable. Based on current known facts and circumstances, the Company currently believes that any liabilities ultimately resulting from ordinary course claims, and proceedings will not individually or in aggregate, have a material adverse effect on the Company's financial position, results of operations, or cash flows. However, the outcomes of claims, legal proceedings or investigations are inherently unpredictable and subject to uncertainty, and may have an adverse effect on us because of defense costs, diversion of management resources and other factors that are not known to us or cannot be quantified at this time. We may also receive unfavorable preliminary or interim rulings in the course of litigation, and there can be no assurances that favorable final outcomes will be obtained. The final outcome of any current or future claims or lawsuits could adversely affect our business, financial position, results of operations or cash flows. We periodically evaluate developments in our legal matters that could affect the amount of liability that has previously been accrued or the reasonably possible losses that we have disclosed, and make adjustments as appropriate.
In August, TMTG irrevocably terminated all agreements with one of its vendors due to a material breach by the vendor, and TMTG reserved numerous affirmative claims against the vendor. TMTG determined during this

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS(Continue)
year that payment of existing invoices, future invoices, or litigation expenses is “not probable”. Therefore, TMTG has not accrued for a related loss contingency. The total amount of liability of $1.7 million was reversed during this period. TMTG further reversed $0.5 million of additional liabilities during the current period related to vendors who relied on erroneous interpretation of supply contracts.
Except as indicated below, to the knowledge of our management team, there is no litigation currently pending or contemplated against us or against any of our property.
Litigation with United Atlantic Ventures (“UAV”) in Delaware
On July 30, 2021, an attorney for the Trump Organization, on behalf of President Trump, declared void ab initio a services agreement that had granted TMTG, among other things, extensive intellectual property and digital media rights related to President Trump for purposes of commercializing the various Private TMTG initiatives (the “Services Agreement”). Neither Private TMTG nor Digital World was a party to such agreement.
On each of January 18, 2024 and February 9, 2024, Digital World received letters from counsel to UAV, a party to the Services Agreement. The letters contained certain assertions and enclosed a copy of the Services Agreement that had been declared void two and a half years earlier. Specifically, counsel for UAV claims that the Services Agreement grants UAV rights to (1) appoint two directors to TMTG and its successors (i.e., TMTG after the Business Combination), (2) approve or disapprove of the creation of additional TMTG shares or share classes and anti-dilution protection for future issuances, and (3) a $1.0 million expense reimbursement claim. In addition, UAV asserts that the Services Agreement is not void ab initio and claims that certain events following the July 30, 2021 notification support its assertion that such Services Agreement was not void.
On February 6, 2024, a representative of UAV sent a text message to a representative of a noteholder of TMTG suggesting that UAV might seek to enjoin the Business Combination. On February 9, 2024, Private TMTG received from counsel to UAV a letter similar to those letters received by Digital World, which also threatened Private TMTG with legal action regarding UAV’s alleged rights in Private TMTG, including, if necessary, an action to enjoin consummation of the Business Combination.
On February 28, 2024, UAV filed a verified complaint against Private TMTG in the Chancery Court seeking declaratory and injunctive relief relating to the authorization, issuance, and ownership of stock in Private TMTG and filed a motion for expedited proceedings. On March 4, 2024, UAV filed an amended complaint, converting their action from a direct action to a purported derivative action, and adding members of the Private TMTG board as defendants.
On March 6, 2024, Private TMTG filed an opposition to UAV’s motion to expedite, and UAV filed its response on March 8, 2024. On March 9, 2024, the Chancery Court held a hearing to decide UAV’s motion to expedite proceedings. During the oral argument, Private TMTG agreed that any additional shares of Private
TMTG issued prior to or upon the consummation of the Business Combination would be placed in escrow pending a resolution of the dispute between the parties. The Chancery Court entered an order consistent with the foregoing on March 15, 2024, and scheduled a status conference for April 1, 2024. On March 18, 2024, Private TMTG and the former board filed a motion to dismiss the amended complaint for, among other things, failure to state a claim.
On April 2, 2024, UAV filed a motion for leave to file a second amended complaint together with a motion for preliminary injunction and a motion for contempt and anti-suit injunction related to Private TMTG’s filing of a separate litigation against UAV and others in Florida state court. Private TMTG maintains that the contempt claims are meritless. Additionally, UAV filed a motion for a case scheduling order seeking to expedite discovery in advance of a hearing scheduled for April 30, 2024. On April 3, 2024, Defendants (Private TMTG and its former board) filed an opposition to the motion for scheduling order. On April 5, 2024, Defendants filed an opposition to the motion for leave to file a second amended complaint. On April 8, 2024, Defendants filed a motion to stay discovery and for protective order. The Chancery Court granted the motion for leave to file a second amended complaint on April 9, 2024, but the Chancery Court also re-assigned the case to a new judicial officer.
On April 11, 2024, UAV filed its second amended complaint, naming the prior Defendants together with five new defendants—TMTG and the current directors on the TMTG Board who were not on Private TMTG’s board of directors.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS(Continue)
On April 22, 2024, all of the Defendants moved to vacate the Chancery Court’s prior order expediting the matter. Additionally, all of the Defendants moved to dismiss the second amended complaint. Following briefing and oral argument on the motion to vacate, the Chancery Court vacated the prior provisions of the March 15 order expediting the matter. On May 8, 2024, the Chancery Court stayed discovery.
This matter—including Defendants’ Motion to Dismiss and UAV’s Renewed Motion for Contempt—remains pending.
NOTE 11 – SUBSEQUENT EVENTS
In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after December 31, 2023, up to the date the Company issued the consolidated financial statements.
Between January 22, 2024, and March 17, 2024, TMTG issued and/or amended the terms of numerous TMTG Convertible Notes, prior to the conversion of such notes on March 25, 2024, as described below.
On February 28, 2024, TMTG minority shareholder United Atlantic Ventures, LLC (“UAV”) initiated litigation against TMTG in the Delaware Court of Chancery (“Chancery Court”). On March 4, 2024, UAV filed an amended complaint, adding members of the TMTG board of directors as defendants. On April 11, 2024, UAV filed a second amended complaint, naming as defendants TMTG, the Combined Entity, and members of the boards of directors of both TMTG and the Combined Entity (collectively, the “Delaware Defendants”).
UAV’s second amended complaint sought primarily declaratory and injunctive relief, specifically:
1.	A declaration that Section 4.8 of the [Combined Entity’s] Second Amended Charter is void and unenforceable as applied to UAV;
2.	An injunction requiring [the Combined Entity] to remove the restriction legends on UAV’s stock;
3.
A declaration that [] TMTG approved and ratified all of UAV’s rights emanating from the Services Agreement [to which UAV was a party and that was declared void ab initio on July 30, 2021, by an attorney for the Trump Organization, on behalf of President Trump. TMTG was not a party to the Services Agreement.]

4.
A declaration that the Services Agreement is a valid and enforceable contract and that UAV has valid and enforceable rights thereunder, including the continuing right to appoint directors to [TMTG’s and the Combined Entity’s] boards.

5.	An injunction enjoining [] TMTG from further prosecuting the [a lawsuit TMTG filed against UAV in Florida state court on March 24, 2024];
6.
Awarding [UAV] its attorneys’ fees and costs based upon the bad faith conduct of [the Delaware] Defendants and/or based on the benefit conferred on the Company [sic] and its minority stockholders through the prosecution of this action.

7.	Awarding such other relief as the [Chancery] Court deems equitable, just and proper.
On June 5, 2024, UAV filed a motion for leave to further amend its complaint. That motion, along with UAV’s renewed motion for contempt, remained pending as of the date of these financial statements.
On March 25, 2024, TMTG consummated the Merger Agreement dated October 20, 2021, between Digital World Acquisition Corp. (“Digitial World” or “DWAC”), DWAC Merger Sub, TMTG, ARC Global Investments II (“ARC”), LLC and TMTG’s General Counsel, as amended on May 11, 2022, August 9, 2023 and September 29, 2023. Pursuant to the Merger Agreement, and subject to the terms and conditions set forth therein, upon the Closing, Merger Sub merged with and into TMTG, with TMTG surviving as a wholly owned subsidiary of Digital World, and with TMTG’s stockholders receiving 87,500,000 shares of Digital World Class A common stock (excluding 40,000,000 Earnout Shares), subject to certain adjustments and earnout provisions, in exchange for TMTG common stock, which is in substance, a continuation of the TMTG shareholders’ equity interests in the TMTG business, plus up to an additional 7,854,534 shares of New Digital World common stock that were issued upon conversion of outstanding TMTG Convertible Notes immediately prior to the Closing.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS(Continue)
On April 15, 2024, TMTG filed a registration statement on form S-1, which, as of the date of these financial statements, had not yet been declared effective and remained subject to amendment and completion.
On April 16, 2024, TMTG announced that it had finished the research and development phase of its new live TV streaming platform and would begin scaling up its own content delivery network. On May 16 and 17, 2024, respectively, the Company signed agreements to obtain data center services and purchase servers and related equipment for the project.
On April 26, 2024, in accordance with the terms of the Merger Agreement, the Company officially determined that 40,000,000 Earnout Shares had been earned, after which such shares were issued.